Exhibit 99.3
January 31, 2006

Raj Nathan
SVP, Information Technology & Solutions Group
Sybase, Inc.
One Sybase Drive
Dublin, CA 94568
(Delivered by hand)

Dear Raj:
This is to inform you of your 2006 Executive Compensation as approved by the Sybase, Inc. Compensation Committee.
1.	Cash Compensation (effective January 1, 2006)
•	Annual base salary: $368,160 (paid semi-monthly at $15,340.00)

•	Incentive Bonus Plan target: $250,349 (40.48% of your TTE)

•	Total target earnings (TTE): $618,509
Your Incentive Bonus Plan payout will be based on the following ITSG metrics:
a)	25% on Achievement of Sybase revenue of $879 M
•	70% at 93% of target performance

•	100% at 100%

•	3 for 1 after 100% (e.g. 130% at 110%)

•	Not to exceed 400% of target bonus
b)	25% on Achievement of Sybase PBT of $194.3 M
•	80% at 80% of target performance

•	100% at 100%

•	3 for 1 after 100% (e.g. 130% at 110%)

•	Not to exceed 300% of target bonus
c)	30% on Achievement of ASE, IQ and MA License Revenue of $ 151 M
•	70% at 90% of target performance

•	Linear payout from 70.1% to 100% at 90.1% to 100% performance

•	Linear payout after 100% and not to exceed 200%
d)	20% on Achievement of IPG Revenue of $ 786.2M
•	70% at 90% of target performance

•	Linear payout from 70.1% to 100% at 90.1% to 100% performance

•	Linear payout after 100% and not to exceed 200%

Raj Nathan
January 31, 2006

2.	Long-Term Incentives
a)	Sybase Performance-based Restricted Stock: (Attachment A)
•	14,867 shares (3-year performance vesting)
b)	Sybase Restricted Stock:
•	5,947 shares (3-year cliff vest)
c)	Time Vested Stock Appreciation Rights (SARs) to be settled in Sybase Stock per attached information: (Attachment B)
•	33,051 stock appreciation rights (4-year service vest)
I also want to take this opportunity to thank you for your contributions in 2005. I look forward to your support and contributions in 2006.
Sincerely,
/s/ John S. Chen
John S. Chen
Chairman, CEO and President

cc:	HR File